[Stationery of Keating, Muething & Klekamp, P.L.L.]


MARK A. WEISS
DIRECT DIAL:  579-6599
FACSIMILE:  579-6956
E-MAIL:  MWEISS@KMKLAW.COM

                                November 23, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     This firm serves as general counsel to LSI Industries Inc. (the "Company"). In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth below including
(1) the Registration Statement on Form S-8 relating to the registration of 350,000 shares of common stock of the Company pursuant to the Company's 1995 Stock Option Plan, as amended to the date hereof (the "Plan"), (2) the Articles of Incorporation and Code of Regulations of the Company, each as amended to the date hereof, and (3) resolutions of the Board of Directors of the Company relating to the approval and amendment of the Plan, issuance of shares of common stock pursuant to the Plan and the filing of the Registration Statement. Based upon such examination and considerations, we are of the opinion:

     1. That the Company is a duly organized and validly existing corporation under the laws of the State of Ohio; and

     2. That the Company has taken all necessary and required corporate actions in connection with the proposed issuance of 350,000 shares of common stock and that the common stock, when issued and delivered, will be validly issued, fully paid and non-assessable shares of common stock of the Company.


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Securities and Exchange Commission
November 23, 1999
Page 2



     We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Sincerely yours,

                                            KEATING, MUETHING & KLEKAMP, P.L.L.



                                            By: /s/Mark A. Weiss
                                               ---------------------------------
                                                   Mark A. Weiss